UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Poverty Dignified, Inc.
(Name of small business issuer in its charter)

Nevada	7389	46-3754609
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

John K. Lowther

10617 Kettering Drive, Ste. 219

Charlotte, NC 28226 (719) 761-1869

(Address and telephone number of registrant's principal executive offices and principal place of business)

VCorp Services, LLC

1645 Village Center Circle, Ste. 170

Las Vegas, NV 89134 (702) 341-6000

(Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:

Jillian Ivey Sidoti, Esq.

Trowbridge Taylor Sidoti LLP

38730 Sky Canyon Drive – Ste A

Murrieta, CA 92563

PHONE 323-799-1342

jillian@syndicationlawyers.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock already issued, par value $.0001	7,038,180	$1.25	$8,797,725	$1,022.33

Total	7,038,180	$1.25	$8,797,725	$1,022.33

______________

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED __________________

PRELIMINARY PROSPECTUS

Poverty Dignified, Inc.

 7,038,180 Shares of Common Stock

Price per share: $1.25

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.The Company has determined the offering price based, primarily, on the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We intend on using all of our cash resources of approximately $15,741 for the next 12 months to 1.) provide for the listing requirements, including payments for DTC eligibility and for our transfer agent and 2.) continued development of our business plan. The Company will not receive any proceeds from the sale of these shares.

The selling shareholders are underwriters. The 7,038,180 common shares included in this prospectus may be sold by the selling security holders at a fixed price of $1.25 for the duration of this offering. The selling shareholders will receive $8,797,725 in the aggregate if all shares are sold at the offering price. The securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).

The sales price to the public is fixed at $1.25 per share for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 5 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Table of Contents

Prospectus Summary	5
Summary Financial Data	8
Risk Factors	9
Use of Proceeds	14
Dilution	14
Selling Security Holders	14
Plan of Distribution and Terms of the Offering	16
Legal Proceedings	17
Director, Executive Officers, Promoters and Control Persons	18
Security Ownership of Certain Beneficial Owners and Management	19
Description of Securities	19
Interest of Named Experts and Counsel	20
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	21
Description of Business	21
Reports to Stockholders	30
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Facilities	34
Certain Relationships and Related Party Transactions	35
Market for Common Equity and Related Stockholders Matters	35
Dividends	35
Executive Compensation	36
Reports to Security Holders	38

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
BALANCE SHEET AS OF AUGUST 31, 2014	F-3
STATEMENT OF OPERATIONS FOR THE PERIOD FROM SEPTEMBER 27, 2013 (INCEPTION) TO AUGUST 31, 2014	F-4
STATEMENT OF STOCKHOLDER EQUITY (DEFICIT) FROM SEPTEMBER 27, 2013 (INCEPTION) TO AUGUST 31, 2014	F-5
STATEMENT OF CASH FLOWS FROM SEPTEMBER 27, 2013 (INCEPTION) TO AUGUST 31, 2014	F-6
NOTES TO FINANCIAL STATEMENTS	F-7 – F-11
BALANCE SHEETS AS OF FEBRUARY 28, 2015 (UNAUDITED) AND AUGUST 31, 2014 (AUDITED)	F-12
STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2015 (UNAUDITED)	F-13
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) FROM AUGUST 31, 2014 (INCEPTION) TO FEBRUARY 28, 2015 (UNAUDITED)	F-14
STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED FEBRUARY 28, 2015 (UNAUDITED)	F-15
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)	F-16 – F-20

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Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” and “Poverty Dignified,” refer to Poverty Dignified, Inc.

Poverty Dignified, Inc. is a development stage company incorporated in the State of Nevada in September of 2013.

Poverty Dignified’s address and phone number is:

Poverty Dignified, Inc.

10617 Kettering Drive, Ste. 219

Charlotte, NC 28226 (719) 761-1869

Operating History

Poverty Dignified is a development stage company that recently began operations, selling its first franchise on March 30, 2015. Poverty Dignified established itself as a business incubation company developing micro-franchise business concepts designed to effect the individual, community and local economy in rural and peri-urban areas across the globe. My Power Solutions, Inc., a wholly-owned subsidiary of Poverty Dignified, Inc., was incorporated in the State of Nevada on March 13, 2014 as a franchise business concept providing cell phone charging, LED lighting systems and MP3 players for education and entertainment. These entities are collectively referred herein to as Poverty Dignified, or the Company.

Going Concern

As of February 28, 2015, 2014, the Company had cash of $15,741; working capital deficit of $21,117 and a stockholders’ deficiency of $20,089. The Company has not generated any revenues from ongoing operations as of the end of the second quarter ended February 28, 2015, has incurred net losses since inception, and continues to expend cash in order to accomplish its business objectives. Based on the Company’s current progress in its business plan, it has not successfully implemented its plan to mitigate the going concern issue. Specifically, the Company has sold one unit that is not operational and has not been effective in reducing operational expenses. As a result, as of February 28, 2015, these issues raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements included in this prospectus do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Going Concern.”

Company Assets

Poverty Dignified’s principal assets (“Assets”) for the periods ending August 31, 2014 and February 28, 2015 consisted of cash totaling $147,877 and $15,741, prepaid expenses of $7,182 and $3,930, and property of $1,346 and $1,081 for the respective periods.

Company Cash Flow

The Company has cash assets derived from a private placement of its stock. For the period from its inception through the period ending August 31, 2014 and the period ending February 28, 2015 the Company had Gross Revenues of $0. From inception to the period ending August 31, 2014 and the six months ending February 28, 2015, the Company had Total Operating Expenses of $5,226,579 and $1,831,690, respectively and Net Loss of $5,226,579 and $1,831,690, respectively. From inception to the period ending August 31, 2014 the Company incurred $4,624,537 in non-cash expenses related to stock compensation expense for shares sold to founding company directors. During the three month period ending February 28, 2015 the Company incurred non-cash expenses related to stock compensation expense of $1,230,877 for stock issued for services to founding company officers and consultants.

The Company had for the period ended August 31, 2014 and February 28, 2015 Total Current Assets of $155,059, and $19,671, respectively; Total Assets of $156,405 and $20,752, respectively; Total Current Liabilities of $10,948 and $40,841, respectively; and Total Stockholders’ Equity (Deficit) of $145,457 and $(20,089), respectively.

Future Assets and Growth

Over the next year we intend on developing our wholly owned subsidiary “My Power Solutions” and selling franchise opportunities throughout the continent of Africa. We will continue to develop our services and offerings and look to incubate other businesses that may be franchised in the developing world.

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We hope to differentiate ourselves from the many other power providers in the developing world by offering a “for profit” opportunity for shareholders. We currently do not generate a profit, but our competitors are mostly non-profit organizations. Our marketing will focus on highlighting the overall advantages on a community and profit level of our franchises. The Company had a Net Loss of $5,226,579  for the period from inception to August 31, 2014 and a Net Loss of $1,831,690 for the six months ended February 28, 2015. The Company anticipates it will operate at a deficit for its next fiscal year and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated operating costs for the deployment and marketing of our franchise disclosure document in order to sell franchises to interested franchisees, development of our marketing plan and legal, accounting, and Transfer Agent services.

We have elected to become a public company at this early stage of development for a number of reasons. First and foremost, it is because our need for capital is substantial and our principal feels his time devoted to the Company is best served developing the business plan rather than developing a network of people to invest into a private offering for a company of this type. Mr. Lowther believes that he can raise more capital in less time through future public offerings rather than through private offerings. The company has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

We do understand as a company the disadvantages of going public such as the increased costs of ongoing reporting and scrutiny from the relevant governmental agencies. However, we believe that such a time and financial investment in the short term will be worth the long-term benefits of being a public entity.

The Company currently has three officers and five employees.

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Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.25 was determined by the price shares were sold to our shareholders in a private placement memorandum which was dated January 22, 2014 and closed on November 30, 2014 where shares have been sold to investors at $1.00 per share plus an increase based on the fact the shares will be liquid and registered. $1.25 is a fixed price at which the selling security holders will sell their shares for the duration of the offering. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Additional shares have been issued to various individuals for consulting services rendered with regard to the development of the business plan as well as coordination of this Registration Statement.

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SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The balance sheet data at February 28, 2015 and at August 31, 2014 are derived from our unaudited and audited financial statements, respectively. The statement of operations data for the six months ended February 28, 2015 and for the period from September 27, 2013 (inception) to August 31, 2014 are derived from our unaudited and audited financial statements, respectively.

	At February 28, 2015	At August 31, 2014
	(unaudited)

TOTAL ASSETS	$20,752	$156,405

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	$40,841	$10,948

TOTAL LIABILITIES	$40,841	10,948

TOTAL STOCKHOLDERS’ EQUITY	$(20,089)	145,457

TOTOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,752	$156,405

	For the six months ended February 28, 2015	For the Period from September 27, 2013 (inception) to August 31, 2014
	(unaudited)
Net Costs	$(1,831,690)	$5,226,579

Net loss	$(1,831,690)	$5,226,579

Net Loss Per Common Share – Basic	(0.31)	(1.32)

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We will retain our emerging growth status for 5 years or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

RISK FACTORS

Investors in Poverty Dignified should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. Prospective investors should be aware that the Company is still in the development stage with its business plan.

We are a development stage corporation.

Although we have established a business plan and have commenced operations, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. As of March 30, 2015, we sold our first franchise for $105,000. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service and products, the level of our competition and our ability to attract and maintain key management and employees. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our primary officer and director, who has limited experience. The loss or unavailability to Poverty Dignified of Mr. Lowther’s services would necessitate a replacement and could have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Kevin Lowther, our Chief Executive officer and director. It would be difficult to replace Mr. Lowther at such an early stage of development of Poverty Dignified. The loss by or unavailability to Poverty Dignified of Mr. Lowther’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Lowther could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Lowther, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Lowther we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Lowther has limited experience in framing a business incubation company or a third world energy provider. The lack of experience in framing such businesses could limit or eliminate your return on investment.

As a result of our reliance on Mr. Lowther and his lack of experience in developing a business incubation company in the third world as well as energy distribution business, our investors are at risk in losing their entire investment. Mr. Lowther intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Lowther to make the appropriate management decisions.

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We will need either additional financing or to generate revenues in order to continue operations.

As of February 28, 2015 we had approximately $15,741 of cash. To date, we have expended approximately $1,498,926 and have not generated revenue to accomplish our business plan, and burn rate, as defined. There is substantial doubt about the Company’s ability to continue as a going concern. Therefore, to continue, we must either generate revenues or acquire additional financing. We believe that we will be able to do both along with a reduction in expenses. Many of our costs to date were start up costs that will not occur again. Furthermore, we hope to begin generating revenues in spring of 2015 contingent upon selling our franchise units. As of March 30, 2015, we sold one franchise for $105,000. After this Registration Statement is deemed effective, we may elect to raise additional funds through private placement offering or through another offering if we are in need of additional funds. Potential investors should be aware that there is no guarantee of success in generating revenues or raising additional funds.

Inadequate Financial Projections

We are not providing any financial projections as to the results of operations of the Company.

We depend on the market acceptance of our franchisees’ products and services, and significant slowdown in demand for those products would reduce our revenues and our profits.

Currently, we do not sell products to end users as it is our intent to incubate franchise model businesses to sell to an end customer. As a result, our success depends almost entirely upon the widespread market acceptance of our franchisees’ work. Any significant slowdown in the demand for our products would likely reduce our revenues and profits. Therefore, we must identify industries that have significant growth potential and establish strong, long-term relationships with manufacturers in those industries. Our failure to identify potential growth opportunities or establish these relationships would limit our revenue growth and profitability.

It will be the responsibility of each franchisee to work with their financial institution to collect all receivables due to them, and their inability to collect such receivables may have an adverse effect on our immediate and long-term liquidity. To date, we have sold one franchise.

We do not intend to, via our franchisees, extend credit to customers for any reason. It will be the responsibility of the franchisee to execute the sales process as it relates to their established financial institution. It will be important to note that overseas customers may be subject to economic cycles and conditions that may adversely affect us. Each individual lending institution may choose to extend microfinance loans to their customers and in doing so have their own set of guidelines to consider. These microfinance loans could present a challenge to potential customers who wish to secure our products and services via a microfinance loan.

We may develop new franchise opportunities which may not gain market acceptance, and our significant costs in researching and developing new products and services may not result in sufficient revenue to offset those costs or to produce profits.

We operate in an industry characterized by frequent and rapid technological and economic advances, the introduction of new products and new businesses needed in the developing world. As a result, we may be required to expend funds and commit resources to research and development activities, possibly requiring additional personnel; travel; and development and research. We may invest in equipment employing new production techniques for existing products and new equipment in support of new technologies that fail to generate adequate returns on the investment due to insufficient productivity, functionality or market acceptance of the products for which the equipment may be used. We could, therefore, incur significant sums in design and manufacturing services for new products, services, and sell franchises, that do not result in sufficient revenue to make those investments profitable.

Failure to manage growth effectively could result in inefficiencies that could increase our costs, reducing our profitability.

We intend to quickly increase the number of our franchise programs and intend to expand further the number and diversity of our programs. The number of locations where we may deploy our franchises may also increase. Our ability to manage our planned growth effectively will require us to:

•	Enhance quality control, operation, financial and management systems;

•	Expand facilities and equipment; and

•	Successfully hire, train and motivate additional employees, including the technical personnel necessary to operate our production facilities.

An expansion and diversification of our product range, manufacturing and sales will result in increases in our overhead and selling expenses. We may also be required to increase staffing and other expenses as well as expenditures on plant, equipment and property in order to meet the anticipated demand of our customers.

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Potential strategic alliances may not achieve their objectives, which could lead to wasted effort or involvement in ventures that are not profitable and could harm our company’s reputation.

We are currently exploring strategic alliances designed to enhance, develop and deploy our business incubation model and franchises. Any strategic alliances we enter into may not achieve their strategic objectives, and parties to our strategic alliances may not perform as contemplated. As a result, the alliances themselves may run at a loss, which would reduce our profitability, and if the products or customer service provided by such alliances were of inferior quality, our reputation in the marketplace could be harmed, affecting our existing and future customer relationships.

We may take a minority stake in a company or concept as compensation for incubating a business. If we take a minority stake, we will lack control which will increase our risks of investment.

When Poverty Dignified enters into an incubation agreement with a business outside of the Poverty Dignified umbrella of wholly owned subsidiaries, it will mostly likely seek a significant minority share. Since it would be our intention to remain a minority stakeholder, we would lack control over the operations, resulting in increased risk of loss of our investment in such an incubated business. Therefore, it will be important to conduct lengthy due diligence on any business which intend to incubate. Despite a lengthy and thorough due diligence process, we may neglect to uncover certain facts or risks related to the incubated business.

Because our operations are international, we will be subject to significant worldwide political, economic, legal and other uncertainties that may make collection of amounts owed to us difficult or costly, or conducting operations more difficult should materials needed from certain places be unavailable for an indefinite or extended period of time.

We are in the process of deploying our first franchise in Africa, which we sold in March 2015. We plan to initially deploy our business model in the continent of Africa, specifically Kenya, and over time in South Africa. We will be subject to the laws and currency fluctuations in the countries which we operate. Specifically in Kenya, there is an unemployment rate of 40% with 50% of the population living below the poverty line. Kenya is also ranked 136 out of 177 countries for corrupt dealings. The availability of skilled and educated labor is also low. Moreover, we are subject to a variety of United States laws and regulations, changes to which may affect our ability to transact business with certain customers or in certain product categories.

We are also subject to numerous national, state and local governmental regulations, including environmental, labor, waste management, health and safety matters and product specifications. We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. We are subject to significant government regulation with regard to property ownership and use in connection with any property in foreign lands, import restrictions, currency restrictions and restrictions on the volume of domestic sales and other areas of regulation, all of which can limit our ability to react to market pressures in a timely or effective way, thus causing us to lose business or miss opportunities to expand our business.

The value of our securities will be affected by the currency exchange rate between U.S. dollars and foreign currencies.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and the currencies in the countries in which we intend to do business. For example, if we need to convert U.S. dollars into Kenya Shilling (KES), or the South African Rand (ZAR) for our operational needs and the KES or ZAR appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our KES or ZAR into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the KES or ZAR, the U.S. dollar equivalent of our earnings from our franchises in Kenya would be reduced.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

Since we intend to do business in emerging markets around the globe, we may be subject to the Foreign Corrupt Practice Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We intend to have operations, agreements with third parties and franchise sales in Africa. Our potential activities in Africa could create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

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Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to section 12. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Sales of certain securities held by shareholders may not be sold under Rule 144 until the conditions of Rule 144(i) are met.

The securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). When certain shares were issued to shareholders, the Company was deemed a shell as it had nominal assets in operations. Such shares bear a legend and may not be resold under Rule 144 until the conditions of Rule 144(i) are met. The conditions of Rule 144(i) will be met when the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

The selling shareholders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to liability.

Under the Securities Act of 1933, the selling shareholders are underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

New shareholders will experience immediate dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

By taking the 102(b)(1) extended transition period, we are allowed to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are not raising any money in this offering and thus may be in worse financial condition once we are effective.

Unless we are able to obtain a loan or find additional financing, we may be in worse financial condition than our current condition. We are obligated to pay approximately $48,523 in offering expenses and thus, may carry this amount as a liability at the conclusion of this offering.

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Dividend Policy

It is not anticipated that the Company will distribute any cash dividends to its shareholders in the foreseeable future. Earnings of the Company, if any, are expected to be retained by the Company to enhance its capital structure or distributed by the Company to pay its operating costs.

Government regulation and other legal uncertainties may adversely affect our business.

The Company is subject to government regulation, other than laws and regulations applicable to businesses generally. The Company is subject to various intellectual property and licensing laws in addition to the continually expanding ecommerce sphere.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 7,038,180 shares of our common stock of which 1,182,180 shares are held by 46 shareholders of our common stock which sold in our Regulation D offering completed on November 30, 2014. 1,231,000 shares were exchanged for both services provided and par value of .0001 per share. These services included operational responsibilities of CEO; operational responsibilities of CFO; marketing, advertising and graphic design; consulting services for franchise sales development through church organizations to support missions efforts globally; management and oversight of franchise development in the Continent of Africa and franchise sales and development in the United States. Our founders purchased 4,625,000 shares at par value which was deemed to be less than estimated fair value of the stock. The Company recorded expense of $4,624,537 to record the purchase of the stock at less than estimated fair value.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 30, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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The table below assumes the sale of the 7,038,180 shares offered in this prospectus at a fixed initial public offering price of $1.25 per share and before any deduction of estimated offering expenses. The 7,038,180 shares held by current stockholders being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders will not be obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Poverty Dignified Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering
James R Allee, II	24,286	0
Jonathan Biggs (1)	1,500,000	0
Michael Biggs (1)	10,000	0
Larry Blevins	100,000	0
Michael F and Iris L Blume	2,000	0
Michael Broussard	10,000	0
Lloyd P Bustard (2)	500,000	0
Morton Bustard (2)	100,000	0
Bobby Jerron Carney (3)	10,000	0
Rebecca S Chestnut	12,500	0
Larry Clark	10,000	0
Tim Conkle	25,000	0
Bryan and Kimberly Cregger	24,286	0
George C Critz,III (4)	450,000	0
Steve Kaloper	5,000	0
Nadya Dickson	1,000	0
Michelle T and Chase Dyess (6)	12,500	0
Richard C Elkins	100,000	0
Enverdia LLC (4)	1,000,000	0
Warwick Ernstzen	50,000	0
Jonathan and Cheryl Forester	100,000	0
Thomas Friend	25,000	0
Anthony L Fuller	5,000	0
Kevin Gill	15,000	0
John Gross	50,000	0
HDJT Investments LLC (7)	97,144	0
Elmo B Herman	24,000	0
Randy Hollis	25,000	0
Sterling Interests, LLC (5)	50,000	0
Brian and Lanette Kinsey	10,000	0
Clifton Lejeune	15,000	0
Aaron K Lopez	25,000	0
Heath Lovell	24,286	0
John Kevin Lowther	2,000,000	0
Eddie Mason	5,900	0
Bruce D and Donna L Maxwell (8)	20,000	0
Gary E and Sharon W Maxwell (8)	30,000	0
Adam Middleton	24,643	0
Anthony Montantes	12,500	0
Paul Morton	25,000	0
James R and Hollie L Nesmith	25,000	0
Wayne Neyland	12,500	0
Jeffery D and Cindy G Ramsey	10,000	0
Alex Rankin	25,000	0
Daniel Rigdon (9)	24,286	0
Holley Rigdon (9)	24,286	0
John and Sharon Saponari	24,286	0
John F Shivers III	12,500	0
Randall Sholund	15,000	0
Michael Slater	77,777	0
Ralph L Sr and Joyce Ellen Smith (10)	50,000	0
Ralph L Smith Jr (10)	50,000	0
Jeffrey Stirnemann	50,000	0
The James E and Joan H Carney Revocable Trust (3)	25,000	0
Angela Tolman	10,000	0
Orvis Tully and Chase Dyess (6)	12,500	0
Orvis and Lynna Tully (6)	50,000	0
Terry Westbrook	10,000	0

_______________

(1) Jonathan and Michael Biggs are brothers.

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(2) Lloyd and Morton Bustard are brothers.

(3) Bobby Jerron Carney is the son of James E and Joan H Carney Revocable Trust.

(4) George Critz, III is the Manager of Enverdia, LLC

(5) Paul Kempf is the Manager of Sterling Interests, LLC

(6) Michelle Tully Dyess is the daughter of Orvis and Lynna Tully and the wife of Chase Dyess, who is the son-in-law of Orvis and Lynna Tully.

(7) Doyle Beach is the Manager of HDJT Investments, LLC.

(8) Bruce D and Donna L Maxwell are brother, brother-in-law, and sister-in-law of Gary E and Sharon W Maxwell.

(9) Daniel Rigdon is the father of Holly Rigdon.

(10) Ralph L Sr and Joyce Ellen Smith are the father and mother of Ralph L Smith, Jr.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

The selling security holders may sell some or all of their shares at a fixed price of $1.25 per share for the duration of the offering. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. We plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $1.25 for the duration of the offering. In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB, we will need to comply with ongoing reporting requirements in order to ensure that the market maker will continue to quote our stock.

The Selling Stockholder and intermediaries through whom such securities are sold are "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

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Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, only at a price of $1.25. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $48,523.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

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DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers is as follows:

Name	Age	Title
Kevin Lowther	47	Chief Executive Officer, Director
George C Critz, III	49	Chief Financial Officer, Director
Jonathan Biggs	34	International Business Manager
Robert C. Jolley	33	VP of Procurement and Supply Chain Management of My Power Solutions, Inc.
Travis Neely	43	VP of Engineering and R&D

Duties, Responsibilities and Experience

Kevin Lowther, Director, President and Chief Executive Officer:

Mr. Lowther was appointed as President and Chief Executive Officer of Poverty Dignified, Inc. at its inception in September 2013. At that time he was also appointed as a member of the Board of Directors for the company. He also serves as President of My Power Solutions, Inc., a wholly owned subsidiary of Poverty Dignified, Inc. From September 2009 until January 2012 Mr. Lowther served as the Vice President of Two Rivers Water Company in Denver, Colorado.

George Critz, Director, Vice President and Chief Financial Officer:

Mr. Critz serves as the Director, Vice President and Chief Financial Officer of Poverty Dignified, Inc., a position which he has held since its inception in September 2013. He also was appointed to the company’s Board of Directors in September 2014. He also serves as Vice President and Chief Trainer for My Power Solutions, Inc. From December 2007 to Present he is a Member of Enverdia, LLC, located in Charlotte, North Carolina, and was appointed Managing Member in January 2012, a position he still holds. From November 2010 to November 2011 he worked on the sales development team at WebVisible, LLC, located in Playa Vista, California. From July 2009 until June 2010 Mr. Critz was a design consultant with Arizona Internet Marketing, Inc., out of Chino Valley, Arizona.

Jon Biggs, International Business Manager:

Mr. Biggs was appointed as the International Business Manager for Poverty Dignified, Inc., located in Charlotte, NC in September 2013. Prior to that time from January 2012 – October 2013 he served as Director of International Development for New Vision Renewable Energy, in Philippi, West Virginia. Prior to that time from May 2009 – December 2011 he served as the Pastor for the Christian Missionary Alliance in Miamisburg, Ohio.

Robert C. Jolley, Vice President of Procurement and Supply Chain:

Mr. Jolley serves as the Vice President of Procurement and Supply Chain for Poverty Dignified, Inc., a position he has held since August 2014. Prior to that time, from June 2010 until August 2014, Mr. Jolley served as merchant inventory specialist for Radio Shack Corporation in Fort Worth, Texas. Prior to that time from July 2009 until June 2010 he served as an inventory control analyst for Best Buy, Spherion, Flower Mound, Texas.

Travis Neely, Vice President of Engineering and Research and Development:

Mr. Neely was appointed as the Vice President of Engineering and Research and Development for Poverty Dignified, Inc. in November 2014. Prior to that time, Mr. Neely was an Independent Electrical and Computer Engineering consultant with almost twenty years of programming and circuit design experience. In his role as an independent consultant he discovered and provided solutions to battery management systems for various battery manufacturers.

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All of our officers are promoters of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 7,038,180 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering

Jonathan Biggs, International Business Manager	1,500,000	21%	0%
Enverdia, LLC (2)	1,000,000	14%	0%
John Kevin Lowther, CEO	2,000,000	28%	0%
George C. Critz, III, CFO (2)	450,000	6%	0%
Lloyd P. Bustard	500,000	7%	0%
All Directors, Officers and Principal Stockholders as a Group	5,450,000	76%	0%

_____________

(1)	The address of each shareholder is care of Poverty Dignified, Inc., 10617 Kettering Drive, Ste 219, Charlotte, NC 28226, unless otherwise stated.
(2)	Enverdia, LLC is managed by our CFO George C. Critz, III.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 10,000,000 shares of preferred stock, $0.0001 par value per share of preferred stock; and 100,000,000 shares of common stock, $0.0001 par value per share of common stock. Currently, we have 7,038,180 common shares issued and outstanding. We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, $.0001 par value per share of preferred stock. Currently we have no preferred shares issued or outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter Bulletin Board, including:

* we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

* we must remain current in our filings;

* we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements at and for the period ended August 31, 2014 included in this prospectus and the registration statement have been audited by Elliott Davis Decosimo PLLC to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Taylor Sidoti LLP will be paid $25,000 for services rendered relating to this S-1 registration statement.

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DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Poverty Dignified will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

Poverty Dignified (“we,” “us,” or “PD”) is a development stage company incorporated in the State of Nevada on September 27, 2013 and is located in North Carolina.

Business of Issuer

Poverty Dignified, Inc., a Nevada company, is a development stage company incorporated in September 2013. Poverty Dignified, located in Charlotte, NC, hopes to establish itself as a micro-franchise business incubation company servicing the energy needs of poor households in rural and peri-urban areas across the globe. These needs have presented many opportunities for innovative technologies that support the micro-franchise business environment as a means to solve essential problems and enhance the quality of life for millions of people. Two such technologies are phone charging and solar lantern and lighting systems. To this, end, Poverty Dignified’s wholly owned subsidiary, My Power Solutions, Inc., intends to provide such services. Poverty Dignified plans to position itself at the heart of the solutions these technologies present and build out innovative micro-franchise business concepts that empower individuals, communities and local economies. Poverty Dignified, Inc. is an “Incubation” company. By its very nature we are constantly incubating other business concepts and technologies that will be wholly owned subsidiaries of Poverty Dignified, and thus contributing to the profitability of Poverty Dignified as a whole.

At Poverty Dignified, we are proud of our guiding principles to provide economic, educational and faith-based opportunities and resources in order to offer solutions to the challenges faced by mankind in remote indigenous areas that need innovation and sustainability to move forward.

Economic opportunities:

In each remote area we plan to enter, one of our guiding principles is to create economic opportunity. In order to accomplish this we first must create jobs at the franchise level. By recruiting and training employees to operate a given franchise model, they will in turn spend that money locally stimulating the local economy. They will also learn entrepreneurial skills that will facilitate the birth of new, innovative business concepts that solve local problems, create new jobs and sustainability. We call this our “economic opportunity cycle”.

Educational Opportunities:

In each remote area we plan to enter, one of our guiding principles is to create educational opportunity. We believe that change starts with education, and in remote areas education is a challenge. We see the solution being two-fold 1) Education Delivery and 2) Educational Content. To solve the delivery problem we provide mini-tablets that can be loaded with school curriculum, teaching series, books, music and entertainment. To solve the content problem we have created a library of materials to educate kids in remote areas from grades one to twelve. We also have various self-help and vocational teaching series as well as books, music and entertainment.

Faith-Based Opportunities and Resources:

In each remote area we plan to enter, one of our guiding principles is to create faith-based opportunities and resources. In order to achieve this we seek to partner with faith-based organizations to compile download content, which will be loaded on to our mini-tablets that are in the hands of people in remote areas. We believe that by creating synergistic relationships within the faith-based community we can compile content that addresses the health and wellbeing of the whole man and foster innovative thinking.

Business Incubation

Business incubation is a business support process that accelerates the successful development of start-up and fledgling companies by providing entrepreneurs with an array of targeted resources and services. These services are usually developed, or orchestrated, by management and offered both in the business incubation environment and through its network of contacts. A business incubator’s main goal is to produce successful companies that will leave the program financially viable and freestanding. These “incubator graduates” have the potential to create jobs, revitalize neighborhoods, commercialize new technologies, and strengthen local and national economies.

We hope that our business incubation process serves to nurture the development of entrepreneurial companies, helping them survive and grow during the start-up period, when they are most vulnerable. Our program is designed to provide clients with business support services and resources tailored to start-up companies. The general goals of our incubation program is to create jobs in a community, enhance the local entrepreneurial climate, retain businesses in a community setting that they know and understand, and to assist in building or accelerating growth and diversification in local economies.

Critical to the definition of an incubator is the provision of management guidance, technical assistance and consulting tailored to young growing companies. We provide clients with access to technology support services, accounting, and assistance in obtaining the financing necessary for company growth. Clients are at the forefront of developing new and innovative technologies – creating products and services that improve the quality of lives in communities around the world.

To lay the groundwork for a successful incubation program, we first invest time and money in a feasibility study. An effective feasibility study will help determine whether the proposed project has a solid market, a sound financial base and strong community support – all critical factors in the success of a start-up. Once established, our model business incubation programs commit to industry best practices such as structuring for financial sustainability, recruiting and appropriately compensating management with company-growing skills, building an effective board of directors, and placing the greatest emphasis on client assistance.

Two core principles characterize effective business incubation – 1) We aspire to have a positive impact on a community’s economic health by maximizing the success of the emerging companies with which we choose to work, and 2) We focus on building, into each project, a dynamic model of sustainable, efficient business operations with solid profitability.

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Business incubation program can be distinguished by our commitment to incorporate industry best practices with a commitment to the following:

•	Institutionalizing the two core principles of business incubation.
•	Obtaining consensus on a mission that defines the start-up company’s role in the community, and developing a strategic plan containing quantifiable objectives to achieve the program mission.
•	Structuring solid financial sustainability by developing and implementing a realistic business plan that is embraced by an effective and realistic capitalization plan.
•	Recruiting and building a solid management team capable of achieving the company’s mission and having the ability to ensure growth.
•	Building an effective board of directors committed to the company’s mission and to maximizing management’s role in developing successful implementation strategies.
•	Prioritizing management’s time to place the greatest emphasis on client assistance, including proactive advising and guidance that results in company success and wealth creation.
•	Developing resources, methods and tools that contribute to the effective delivery of business assistance to the company in a way that addresses the developmental needs.
•	Possessing a passionate desire to integrate the company’s activities into the fabric of the community and its broader economic development goals and strategies.
•	Developing stakeholder support, including a resource network that supports the company’s mission and operations.
•

Maintaining a management information system that collects statistics and other information necessary for ongoing evaluation, thus improving effectiveness and allowing the needs of the company to organically evolve.

The Nexus of Business Incubation and Franchising: Context for Opportunity

PD’s business model takes advantage of and synergizes two existing business models – business incubation and franchising. These two are by no means new.

In the case of business incubation, the first business incubator on record in the United States was established in 1959. Business incubation is still a growing sector. The National Business Incubation estimates that there are at least 7,000 business incubators worldwide as of 2013.[1]

The business incubation industry has evolved significantly since 1959. It has gone through three significant waves. The first wave (1950s-1980s) focused on infrastructure and economies of scale for entrepreneurs and SMEs by offering office space and common equipment. The second wave (1980s-1990s) added another focus, which was accelerating the learning curve by offering intense training and coaching programs as an example. In the third wave (1990s-present), we see the focus being placed on providing access to external resources, networks, and knowledge. Access to technical, professional, and financial networks is common.

The industry has experienced a degree of success with 87% of graduates from business incubation programs in the United States remaining in business, according to the research report conducted for the US Department of Commerce, “Incubating Success: Incubation Best Practices that Lead to Successful Ventures.” [2] The report also notes best practices for successful business incubation programs, which are:

•

Management of the program – 1) conduct a feasibility study before starting a program, 2) Develop a consensus-driven mission statement, 3) Collect outcome data, 4) Provide networking opportunities between client firms, 5) establish effective tools to deliver support services, 6) Build networks with area business service providers, and 7) market incubators beyond the entrepreneurial community, i.e., embed the program into the fabric of the host community.

•

Key entrepreneurial support services – 1) business plan writing and business basics, 2) legal assistance, including but not limited to general legal services, intellectual property protection, incorporation or other legal business structure, and import and export requirements, 3) access to capital, 4) access to broadband high-speed Internet, 5) mentoring boards for clients with area business service providers, 6) close ties with higher education institutions where possible, 7) accounting and financial management services, 8) networking with other entrepreneurs, particularly other clients, 9) networking with area business community, 10) assistance in developing presentation skills, and 11) assistance with developing business etiquette.

•	Additional key services – 1) technology commercialization assistance, 2) access to specialized equipment and laboratories at reduced rates, and 3) intellectual property management assistance.

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1https://www.nbia.org/resource_library/faq/ Last Retrieved: November 19, 2014

2http://edaincubatortool.org/pdf/Master%20Report_FINALDownloadPDF.pdf Las Retrieved: November 19, 2014

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For an entrepreneur on his or her own, developing a business no less a franchise is difficult, time consuming, and daunting. This creates the perfect opportunity for PD. There are few, if any, business incubators that specialize in franchise development anywhere in the world.

While the opportunity to serve entrepreneurs with business incubation is there, profitability is a questionable. Over and over again, business incubation programs have been proven to be unsustainable as a for-profit venture. The vast majority of successful business incubators are non-profit.

While this is a challenge for PD, it is also an opportunity to innovate a sustainable model for business incubation. This is where focusing on business ideas that can be developed as franchises from the onset can be the game changer.

PD is not just a for-profit enterprise, it is also a social enterprise. Social enterprises are those that use for-profit opportunities to do social good. In this case, PD strives to spur local economic development. PD has chosen a product/service mix that works to achieve its social mandate. Both business incubation and franchising models are seen as tools by governments and development agencies to enhance and catalyze economic development.

PD synergizes the business incubation/franchising models by developing indigenous business ideas into micro-franchises to create wealth in local communities to eliminate poverty. A micro-franchise is a “small or micro enterprise that can easily be replicated by following proven marketing and operational concepts,” according to Brigham Young University. The Institute for Development, Evaluation, Assistance and Solutions (IDEAS) notes that micro-franchising differs from franchising in the following ways[3]:

•	Run by low-income micro-entrepreneurs as opposed to middle class or wealthy entrepreneurs

•	Micro-franchisees work directly in the business, possible as sole employees, whereas franchisees might own multiple outlets and not work in the business on a daily basis.

•

Because micro-franchising is aimed at providing opportunities for the unemployed or highly underemployed, micro-franchises do not generally have a high price and loans might be underwritten by the micro-franchisor or a microfinance institution.

•	Training offered to micro-franchisees covers the business operation and basic business skills, whereas training for franchisees tends to focus only on business specific training.

•

Micro-franchises normally focuses on providing products and services that are essential or socially useful and NGOs may distribute their products through franchisees, whereas the product range for franchises range widely from essentials to luxury goods.

Micro-franchise business models can be a better means of improving the livelihoods of low-income people in communities because, as opposed to a typical BOP business, micro-franchisees generally have access to suppliers and markets; lower business risk; a business model that emerged from a defined market need; and receive transfer of business tools, skills, and knowledge. PD’s model for synergizing business incubation and franchise, particularly micro-franchise, development involves identifying and incubating potentially profitable, sustainable business ideas that can be developed as micro-franchises like My Power Solutions.

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3http://www.ideasnet.org/microfranchising-services/ Last Retrieved November 19, 2014

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Market Overview

PD market focus is global, but specific to those regions that are growing the fastest overall and have fast growing middle classes. Therefore, Africa, Asia, India and Latin America will be regions the company will focus on.

The initial region for market penetration is Africa. Africa has the fastest growing population with 1.14 billion people and its population is expected to exceed China’s by 2025.[4] Africa currently is the second fastest growing region and is expected to overtake the Asia region by 2016. [5] It has maintained positive growth rates, exceeding the global and developed nation average, for over 10 years.

Africa also has the fastest growing middle class. It has a young demographic with over 65% of Africa’s population being under the age of 40. This demographic trend is expected to hold until 2050. [6] The significant number of this young population is under 21. Africa has hit its youth bulge.

Unfortunately, much of the population lives in poverty with high unemployment, particularly among youth. In addition to the social and economic duress of poverty, this creates a governance issue as high rates of youth unemployment have the potential to cause youth movements that can de-stabilize communities and nations. Social, government, and even business entities in Africa are looking for ways to address the poverty and high unemployment and see spurring new entrepreneurs and supporting existing entrepreneurs as mechanisms to address the problems.

The Company believes entrepreneurs in Africa face daunting challenges compared to other regions in the world with a lack of sufficient resources, skill, capital, and support services for them. It is PD’s belief that franchising and business incubation are seen as solutions to address these challenges.

Concerning the relevance of business incubation in Africa, World Bank’s InfoDev says, “African policymakers are increasingly view business incubation as an important tool to unleash human ingenuity, enable competitive enterprises and create sustainable jobs. Business incubators can also be instrumental in developing new economic sectors.” InfoDev actually provides financial and technical support to business incubators across Africa and it is driving African Incubator Network (AIN).

Concerning the relevance of franchising, the African Development Bank’s paper, “Study on Franchising Opportunities in Africa,” says that franchising can contribute to the Continent’s economic development by: 1) promotion of entrepreneurship, 2) transfer of technologies and know-how, 3) growth of small and medium enterprise sector, 4) creation of direct and indirect employment, 5) enhancement of foreign exchange earnings, and 6) contribute to poverty reduction. The paper also says that it is not only foreign-owned franchises, but also indigenous franchises and “branchises” (chain operations that are converted to franchise models), that provide significant opportunities to catalyze economic development.

As an incubation company, PD aims to cultivate indigenous ideas into micro-franchise businesses, strategically designed to turn poverty into prosperity. These micro-franchises are also designed to serve the needs of communities, so they address both business and social goals. In Africa, business and social development are key imperatives that are interlinked due to the high poverty rate.

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4 https://www.populationinstitute.org/external/files/reports/from-6b-to-7b.pdf Last Retrieved November 19, 2014.

5 http://www.voanews.com/content/africa-to-record-largest-population-growth-over-next-40-years/1748380.html Last Retrieved November 19, 2014.

6Id.

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Client Overview

The primary clients (direct and indirect) of PD’s incubation services are indigenous Africans. First, PD provides opportunities for African entrepreneurs with unique ideas for serving the needs of people and communities through business to see their idea transformed into a profitable, sustainable micro-franchise concept. Second, once the micro-franchise concept is developed local Africans are hired as managers/operators who have the opportunity to acquire their own franchise after completing a one- to two-year training, mentoring, and coaching program. Third, each micro-franchise location hires staff to manage the operations. Additional opportunities also exist with some micro-franchise concepts for mobile franchisees who extend the service reach of micro-franchise location further into the community geographically and socially.

The demographics of these clients are diverse. Clients can be from any socioeconomic stratum. Clients can be male or female. Clients can be well-educated or with minimal education. Increasingly, PD also has secondary client of anyone who has a unique idea that can be developed into a sustainable, profitable business. In the near future, PD plans to leverage the infrastructure it has developed in Africa to broaden its client base and geographic reach.

Model for Incubation

First of all, PD’s business model is for-profit. PD believes that companies can make money while solving social issues in communities. To date, the company has not generated any revenues or profits.

Second, PD’s model for incubation focuses more on process and support than a specific physical space that provides basic services. It is more attuned to the second and third waves of business incubation models that focus on accelerating the learning process and providing access to external resources, networks, and capital. However, PD’s incubation mode is comprehensive and addresses even physical infrastructure and equipment needs.

Third, PD raises its own capital for incubated businesses through the public stock markets in the United States. Liquidity and exit strategies in Africa are low compared to other regions and investors want to be able to exit at their convenience. To achieve this, PD intends to be a publicly traded company that will be eventually traded on the OTCBB. However, there is no guarantee that PD will be able to receive a symbol and list on a public exchange.

Fourth, PD plans to provide all the support to develop the idea into a micro-franchise concept, including laboratories for technology business ideas, professional services (e.g. accounting, legal, and marketing), corporate and business process and procedure development, board of directors development, training, coaching, and mentoring, and access to capital.

Fifth, PD intends to act as a conglomerate structure in which incubated business and/or franchise is a subsidiary of PD. Poverty Dignified’s incubation model falls within two categories: 1) An existing business outside of the Poverty Dignified umbrella of wholly owned subsidiaries, that have not been able to capitalize their idea, concept or technology and desire to partner with Poverty Dignified through an incubation agreement; 2) An internal business idea, concept or technology birthed solely from within Poverty Dignified as a wholly owned subsidiary. When Poverty Dignified enters into an incubation agreement with a business outside of the Poverty Dignified umbrella of wholly owned subsidiaries, it seeks a significant minority share (up to 49%) and plans to hold that stake indefinitely. Such business will remain organizationally intact and will not be reorganized under the Poverty Dignified umbrella as a subsidiary. PD is more inclined to remain as a minority shareholder than to sell its position in the incubated businesses, but leaves its options open should selling its minority share and exiting be in the best interest of Poverty Dignified, Inc. and its shareholders. Management and affiliates will and can provide equity or other support to incubated businesses, but not independent of Poverty Dignified, Inc. When Poverty Dignified’s equity, support or resources are deployed in the incubation process, the company will be directly compensated for the resources consumed.

Sixth, PD intends to become a part of the management team that develops and runs the incubated business not just a group that provides consulting and support. When PD brings in a business for incubation, it considers itself to be part of the business’ internal team not a distant support structure.

Seventh, each incubated business is intended to be designed and developed for franchising and scaling from the beginning.

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Incubation Process

The incubation process has two key objectives – developing a business model that will succeed in its market objectives, as well as reducing risk and increasing value in the enterprise for the stakeholders. PD incubation process starts with the indigenous idea and ends when the micro-franchise concept is rolled out out after a pilot period. We expect this process to typically last from one to two years.

While PD is open to any submission, PD has entry criteria for both the idea and the entrepreneur that will be followed. After the submission is made, PD plans to do a review of the idea and see if there is potential. Once the idea and entrepreneur are admitted into the PD process, the entrepreneur plans to go through an orientation and training period before the official incubation begins.

The incubation process starts with refining the concept so that it can be tested. Some call this pre-feasibility. The goal is to build as much into the business model before additional resources are allocated for the micro-franchise concept development. The goal is to model a sustainable business venture with minimum cost.

The next step is the proof-of-concept which seeks to implement the proposed business model on a small, but significant scale. This allows PD and the entrepreneur to test, evaluate, and refine the various components of the business model under realistic, but manageable conditions. The proof-of-concept phase could be anywhere from six months to two years, however, PD will begin the final development process during this period and do iterative improvements as feedback is received from the proof-of-concept location.

If the proof-of-concept proves successful, the venture then goes through the final development process of refining the business model and building all the necessary components to operate the business at the corporate level and micro-franchise level. The proof-of-concept location remains in operation during this time so that PD and the entrepreneur can continue to test aspects of the business and receive feedback. During this period, discussions begin with external stakeholders like local partners to get initial feedback and insight about how to deploy in the local market.

Once the venture has been deemed a valid “franchise,” PD begins the process of planning the in-country set-up, pilot, and full rollout. External suppliers and partners are engaged at this stage of the incubation process. This stage is expected to last three to six months and begins at least six months prior to the launch date of the micro-franchise concept.

The pilot of the micro-franchise is expected to last from six months to a year, but after the first three months the regular rollout of locations will begin. Typically, the new micro-franchise concepts will launch with corporate branches/locations rather than micro-franchisees so that PD and the entrepreneur retain control while issues that may arise because of the “newness” of the micro-franchise concept can be addressed more efficiently and effectively. As the model matures, branches will be converted to micro-franchise locations and new micro-franchises will be available to interested parties.

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Our first microfranchise: My Power Solutions, Inc.

My Power Solutions, Inc. (“MPS”) was originally organized in the State of Nevada in 2014 and wholly owned by Poverty Dignified and is the first microfranchise proposed by the Company. On March 30, 2015, we sold our first franchise for $105,000 based on our Franchise and Trademark agreement for our prototype of the charging station in Africa designed by Poverty Dignified discussed below.

According to our Franchise and Trademark Agreement, once a franchisee has been approved and the purchase complete with a signed Franchise and Trademark Agreement and payment of the franchise fee, the site selection process begins. From this point forward, we as a company have a legal responsibility to assist with this process. As stated in Article 2, Section 2.2 Selection of Location for New Business: “If this Agreement is for a new Business, you agree to propose a location for your Business in the Territory within 90 days after the Agreement Date. Your proposed location must conform to our site selection guidelines and requirements and is subject to our approval.” Currently our first franchisee is completing the site location process. The very act of approving a new franchisee places a legal responsibility on the company to fulfill all its responsibilities as a franchisor under the Franchise Disclosure Document, and set in operation events such as the training program. Once the site location has been approved, training begins as stated in Article 5, Section 5.1 Training Programs: “If you (or, if applicable, your Operating Partner) have not previously attended and successfully completed our initial training program, then prior to opening or operating your Business, you (or your Operating Partner) must attend and successfully complete an initial training program on the operation of a My Power Solutions Business.” Once training is complete, the franchise unit is setup and equipped according to Article 7, Operating Standards, which includes all products and equipment being ordered and delivered and involves our procurement team operating in their roles and responsibilities to ensure the franchise business opens successfully and on time. Although it may take months for the franchise doors to open, operations officially commenced to fulfill our legal Franchisor responsibilities on March 30, 2015 with the sale of our first franchise.

When Poverty Dignified started in the Kibera Slums, it started with a pilot program to prove the concept and test the model. From the success of the pilot program in the Kibera Slums, Poverty Dignified then designed and built, through its Research and Development, the full franchise business model and the prototype of the charging station that was then sent to Africa to scale and to date is not yet in commercial operation. The My Power Solutions charging unit is a distinct business concept that brings electricity to developing regions of the world through the use of battery charging stations that are run on solar power. At the present time we determined that the most immediate viable markets for this service are the regions in Africa where approximately 600 million people are without conventional electricity facilities. Each My Power Solutions franchise consists of the operation of one charging container (“Charging Station”) located in a designated territory that will be granted to a franchisee in a franchise. The Charging Station has the capacity to charge up to 500 portable batteries at one time, through a solar powered charging station. Each customer of a My Power Solutions Charging Station buys a power package (“Power Package”) that includes two pocket-size portable batteries, LED diode lights, and an mp3 player. At the time that the customer purchases its Power Package it will purchase recharging and other services for a designated period of time. The service provided to the customer permits it to bring the batteries contained in the My Power Solutions Power Package to the My Power Solutions Charging Power station near where it lives in order to recharge the batteries. In most instances the customer will drop off one battery to be charged while retaining the other charged battery for use at its residence. The charged battery can drive the LED light and mp3 player for a designated amount of time before recharging is necessary. There may be other services offered to the customer at the My Power Solutions Charging Station.

PD and MPS do not have any affiliates that offer franchises in any other lines of business or provide products or services to franchisees.

We intend to offer qualified persons the right to own and operate a My Power Solutions franchise at an agreed upon location under our standard form Franchise and Trademark Agreement. Prospective franchisees for a My Power Solutions location must sign our standard form franchise application before signing the franchise agreement.

We have developed and intend to make available to franchisees comprehensive business methods and systems for developing and operating a My Power Solutions unit, including technical information and expertise relating to authorized products and services we authorize, site selection criteria, sales, marketing and advertising programs and management information and techniques.

This particular business is unique in that a franchisee can only operate a My Power Solutions in a developing region of the world that does not yet have access to conventional power sources like a conventional power grid. At the current time the only countries that we intend to offer My Power Solutions are the countries located on the continent of Africa, specifically South Africa and Kenya. There are no My Power Solutions that will be offered to operate in North America. Franchisee competitors will be electrical companies that offer conventional power to a customer’s home, and retailers that offer generators or other mobile power sources. We are not aware of any other franchises or businesses that offer the power stations that are the focus of our franchise system.

Certain aspects of this offering may be regulated by the laws of the different countries where the My Power Solutions franchise units are to be located. From time to time we may enter into Area Development Agreements of the type contained in our draft franchisee application. Under this type of agreement, we will grant an exclusive right to a franchisee to develop a specific geographic area to place and operate My Power Solutions units in exchange for the payment by the franchisee of an area development fee in addition to the initial franchise fee and continuing royalties and advertising contributions. We have not yet granted any Area Development Agreements to any one or legal entity.

We are in the process of entering into a Master Franchise relationship with certain African nationals that will have the right also to develop My Power Solutions franchises in certain countries in Africa, specifically Kenya and over time in South Africa.

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The Purpose of My Power Solutions

Africa has a big problem with energy access. Of the close to 1.14 billion people on the continent only 31% have electricity.[7] In rural communities, only 18.3% of the people have access to electricity. [8] Without it, people have to limit their activities in terms of quality and time. This affects education, productivity, cell phone usage, etc.

My Power Solutions intends to provide lighting, cell phone recharging, and educational content in one package. The equipment includes portable lighting, mp3 player, and educational and informational audio and video content. The package includes daily battery recharges and new educational content each month. The solution is designed to be sustainable, affordable, portable, durable, simple to use, and convenient. Its target market is areas without electricity, particularly rural. This solution reduces the need for paraffin or candles, as well as reducing the need for kerosene, minimizing exposure to unhealthy and unsafe practices.

We intend to place microfranchise stores in high-traffic locations in communities within walking distance of customers, so it is convenient for them to get battery recharges and customer support every day. This removes the loss of time, money, convenience, and productivity in having to go to a location that requires transport to access. Because of its portability, we believe a new store can be deployed quickly to areas without lighting. We currently do not have any stores.

We intend for each to store to hire indigenous people, providing jobs for twelve people. Our model calls for training and coaching of staff. We intend to provide store managers with entrepreneurial training, coaching and mentoring and the opportunity to graduate to owning their own micro-franchises. Also we intend to distribute 10% of the gross sales from each unit to re-investment initiatives in the local community. We currently do not have any sales and do not expect to generate any revenues until mid-2015 of which there is no guarantee.

We intend for the primary revenue generation for a My Power Solutions micro-franchise store to be selling the My Power Solutions starter kit, recharging batteries, and providing new media content downloads. In-country financial institutions will also provide loans with affordable payment plans.

The Market

We intend to deploy our first microfranchises in the country of Kenya. According to export.gov, there are many advantages for doing business in Kenya[9]:

•

Kenya’s market-based economy enjoys some of the strongest industries in East Africa, including the financial and manufacturing, and the ICT industries. Nairobi and the Port of Mombasa are respectively the biggest city and port between Cairo and Johannesburg, making Kenya the commercial and transportation hub in East Africa.

•

Although Kenya’s mineral resources are limited, the country has a potentially important source of high-value mineral commodities such as titanium. The larger East African region is now one of the fastest emerging oil and gas frontier regions in the world, with Kenya expected to become an oil producer in the near future.

•	Kenya has a young, well-educated and English-speaking human resource pool (especially in the urban areas). Almost 70% of the 44.3 million are under 35 years old.

•

Kenya achieved 4.7% growth in 2013, with an optimistic projection of 6% growth in 2014. Inflation fell to 9.4 percent in 2012 and further down to 5.7 percent in 2013. According to the Kenya National Bureau of Statistics 2014 report, Kenya’s volume of trade fell by 2.2 percent in 2013. While Kenya’s domestic exports fell by 3.0 percent, imports grew by 2.8 percent mainly due to purchases of petroleum products, capital goods, food products and chemical fertilizers, which accounted for 58.4 percent of the total import bill. Kenya’s current account deficit grew from USD 4.31 billion in 2012 to nearly USD 4.495 billion in 2013.

•	The recent general elections and new constitution in 2013 have ushered in a new type of governance system that provides hope for political stability.

•

The agricultural sector is the largest employer in Kenya, contributing 25.3 percent of GDP. The tourism industry in Kenya is not only the third largest industry, but is also one of the most successful of its kind in the world.

•

The information communications technology (ICT) is one of Kenya’s fastest growing business sectors. The most noteworthy advancements include some of the highest Internet access rates across sub-Saharan Africa, as well as their leading value-added mobile services.

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7http://www.export.gov/kenya/powerafrica/index.asp Retrieved November 19, 2014

8Id.

9http://www.export.gov/kenya/doingbusinessinkenya/index.asp Retrieved November 19, 2014

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Expected Milestones

The following are our expected milestones for the next 8 months:

We sold our first franchise on March 30, 2015.

In May 2015, we intend to open our first offices in Africa and start franchise development in Kenya and South Africa. We hope to have our first franchise unit open before the end of the month.

In July, 2015, we believe we will have nine franchise units open.

In August, 2015, we hope to have an additional ten franchise units open for a total of 19 units.

In September, 2015 we to hope to open an additional twelve franchise units for a total of 31 units.

By November, 2015 we hope have 55 total franchise units open in Africa.

We developed these milestones and the expected timeframes utilizing various factors. These factors include internal projections developed by our Director of Operations in Africa based on the status of the organizing activities in Africa, completion of our Franchise Disclosure Documents for the US, completion of our African Franchise Disclosure Document which allows us to sell franchises in Africa, combined with our knowledge that we have seen interest and received invitations to present our Franchise opportunity to organizations in the US who have verbally represented to us they are interested in multiple units for purchase, our Director of Operations in Africa is currently in negotiations to purchase multiple franchise Units in Africa, and our success in selling one franchise during March.

Additionally, we have had some initial indications of interest from two companies and one government organization in Africa to discuss entering into a pilot program to include franchise locations in the nine provinces of South Africa. If those discussions lead to the installation of a pilot program, and the pilot and program is rolled out successfully, we estimate that between 81 and 270 additional franchise units could be added in the nine provinces.

The projected milestones above are influenced by numerous factors that are both uncertain and also subject to revision as more information becomes available. Due to the uncertainty of the factors involved, the timelines and the actual sales of franchise units may be subject to unforeseen delays or may not occur at all.

Competition

Our business model is one that has been primarily carried out by non-profit organizations. We believe we will have a competitive advantage by presenting a traditional non-profit model but encouraging profit and an entrepreneurial spirit. To date, we have been unable to identify direct, for profit, competitors.

Because we are a for profit enterprise, we may not receive the same favor and treatment as our non-profit competitors. Therefore, we may find it more difficult to enter into countries or marketplaces. We may also be more expensive than our non-profit counterparts.

Intellectual Property & Proprietary Rights

We currently claim the name “Poverty Dignified” as our trademark. Our trademark is registered under serial number 86061340 with the United States Patent and Trademark Office. It is registered to our Chief Executive Officer, Kevin Lowther. We currently also have the word “My Power Solutions” registered as our trademark under serial number 86/265,837 It is currently registered under an “intent to use” basis and we will update this as our business progresses and we use the mark in commerce. It is registered to our wholly own subsidiary “My Power Solutions, Inc.”

We currently have a provisional patent on our solar panels and controller within the container as we have filed a patent application for this technology.

We claim copyright protection for our Operations Manual and for most publications we issue, although we have not registered anything with the United States Copyright Office. We also consider certain information relating to the development and operation of our My Power Solutions units as our proprietary information (“Confidential Information”). This Confidential Information includes: (1) technical information and expertise relating to Authorized Products and Services and the equipment used with them; (2) site selection criteria for our franchisees; (3) sales, marketing and advertising programs and techniques for our franchisee’s units; (4) knowledge of operating results and financial performance of our franchisees’ units; (5) comprehensive methods of operating the business, including pricing information; and (6) computer software programs.

Employees

We are a development stage company and have five full time employees. For a discussion of our senior management’s experience, please see “Director, Executive Officers, Promoters and Control Persons” We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing and online employees based on the projected size of the market and the compensation necessary to retain development employees.

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REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 15(d) as opposed to the requirements of Section 13(a) under the Exchange Act, which requires an issuer to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Independent Registered Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Poverty Dignified, Inc. is a development stage company incorporated in the State of Nevada in September 2013. We were formed to operate as a micro-franchise business incubation company servicing the energy needs of poor households in rural and peri-urban areas across the globe. In September 2013, we commenced our planned principal operations. To date, we have invested in developing our business plan, developing relationships with a variety of potential marketplaces, developing our charging station for our wholly owned subsidiary, My Power Solutions, Inc, and developing our franchise agreement. On March 30, 2015, we sold our first franchise for $105,000.

Since our inception on September 27, 2013 to August 31, 2014, we have not generated any revenues and have incurred a loss of $5,226,579, due in part from recording stock compensation for issuing our stock at par value to certain insiders in exchange for cash and services. Although we do not value the services at this price, we value the stock at a $1 based on a Private Placement Memorandum where we raised $750,000 at a $1 per share. During this time, we incurred operating expenses of $5,226,579 resulting in a cumulative loss of $5,226,579. Expenses, not including the expense of our stock value for services, were incurred totaling $602,042 relating to research and development, professional fees, and all other general and administrative expenses. For the six months ended February 28, 2015, we incurred additional expenses of $600,813 which do not include the expense of our stock value for services of $1,230,877 expensed during the second quarter.We have spent the last year developing our business plan, advertising our potential franchise model, paying professional fees and developing our charging stations.

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Going Concern

As of February 28, 2015, 2014, the Company had cash of $15,741; working capital deficit of $21,117 and a stockholders’ deficiency of $20,089. The Company has not generated any revenues from ongoing operations as of the end of the second quarter ended February 28, 2015, has incurred net losses since inception and continues to expend cash in order to accomplish its business objectives. Based on the Company’s current progress in its business plan, it has not successfully implemented its plan to mitigate the going concern issue. Specifically, the Company has sold one unit that is not operational and has not been effective in reducing operational expenses. As a result, as of February 28, 2015, these issues raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s primary source of operating funds since inception has been equity financings through a private placement. In its private placement memorandum dated January 2014 and closed November 2014, the Company raised $1,200,000 for its operations, research and development, and marketing of its franchise opportunities.

Subsequent to the second quarter end, the Company sold its first franchise for $105,000. The Company needs to sell additional franchises or raise additional capital, reduce expenses and curtail cash outflows in order to be able to accomplish its business objectives. The Company intends to sell additional franchises in the third quarter which will raise adequate cash to accomplish its business plan.  In the interim, the Company will accrue for Officer salaries and will defer payments until the franchise sales are finalized in the third quarter. Management believes that it will be successful in closing the pending franchise sales; however, no assurance can be provided that the Company will be able to do so.

Results of Operations

For the three and six months February 28, 2015.

There were no revenues for the three and six months ended February 28, 2015. There was a net loss of $1,831,690 for the six month ended February 28, 2015 and $1,489,026 for the three months ended February 28, 2015. This was mostly in relation to our issuance of stock as compensation.

Our expenses for the six months ended February 28, 2014 were related to research and development of $86,798, professional fees of $146,836, and general and administrative costs of $1,589,056. General and administrative costs primarily consisted of stock compensation of $1,230,877, payroll expenses $292,018, travel of $29,662, and advertising $10,527.

We are considered to be in the development stage and are currently exploring market opportunities in Kenya and South Africa. From inception to February 28, 2015, we have expensed $7,058,269 of which $5,855,144 was non-cash compensation and $1,202,855 was other start-up costs. We do not expect to incur many of these costs on a regular basis as they were for research and development and stock to our founders and consultants. Although we do believe we will continue to need the services of our founders and consultants, we do not believe that we will continue to issue large quantities of stock for those services. Stock to our founders and consultants was tendered at par value and for various services. We have valued the stock at $1 per share based on our Private Placement price of $1 per share that commenced fundraising in January 2014 and closed in November 2014. In March 2015, we sold our first franchise for $105,000. We believe we will continue selling franchises over the next 12 months and this will provide for our expenses. We also believe that we will not invest as much capital for research and development, and therefore, our expenses will decrease. Furthermore, we issued significant amounts of stock in exchange for services. We do not believe that we will continue this trend in the future. Thus, we believe that we will see a significant reduction in our monthly burn rate as we move into an operational stage and out of a development stage. We define burn rate as the rate which we spend capital in excess of revenues. As of February 28, 2015, we had cash of $15,741 and have continued to maintain a positive working capital balance since inception, although we have had a decrease in cash over the last six months and will need to find additional sources of capital to continue. We believe in the near future we will generate revenues from the deployment of our franchises. We currently only have $15,741, and thus we have a substantial doubt about our ability to continue as a going concern.

We also have a history of raising capital and has the ability to continue to raise capital through the issuance of stock if needed. In our private placement memorandum dated January 2014 and closed November 2014, we raised $1,182,180 for operations, research and development, and marketing of franchise opportunities. $747,036 was raised from the time of the issuance of the private placement memorandum and the fiscal year ending August 31, 2014, an additional $435,144 was raised during the three month period ending November 30, 2014. We have the ability to sell Master Franchise Agreements for various territories throughout Africa, generating sufficient cash to fund working capital needs. Poverty Dignified, Inc. is an “Incubation” company. The Company is constantly incubating other business concepts and technologies that will be wholly owned subsidiaries of Poverty Dignified, and thus contributing to the revenues and profitability of Poverty Dignified as a whole.

For the period ended August 31, 2014

There were no revenues for the period from inception to August 31, 2014. There was a net loss of $5,226,579 for the period from inception to August 31, 2014.

Our expenses- since inception to August 31, 2014 related mostly to the development of our solar products, development of our solar panels, controller, and container, marketing of our franchise opportunity, and development of our franchise materials. For the abovementioned developments, we employed the services of multiple outside companies and consultants. We also incurred non-cash expenses from the sale of stock at less than par value in exchange for par value and services of $4,624,537.

Several of our employees also traveled to South Africa to develop relationships in Africa to deploy our franchise plans. For travel, including airfare, lodging, mileage, and meals, we expensed approximately $36,000. We expect that we will spend the same amount in the next 12 months for further development of our plan.

To develop our solar panels, controller and container for the panels, we employed the services of multiple companies. For the development of the container, we paid $9,900. For the development and design of the solar panels and controller within the container, we paid $55,941. To patent this intellectual property, we paid $8,750 to an attorney to assist us. We do not expect to incur these costs in the future.

For shipping our container to South Africa, we spent approximately $18,298. We expect to incur similar expenses in the future. Through the Research and Development process to move the franchise concept to the next level, we also paid various consultants to assist us with deployment of our plan in Africa as well as development of our franchisee documents in the United States. Specifically, we paid Lloyd Bustard $61,023 to assist with entering the African marketplace. In the United States, we employed the services of a licensed attorney to assist with the franchise document and application to the states for $43,467.

We employed an outside franchisee training company to develop our franchisee training and operations manual for $28,750. We do not believe these will be recurring costs.

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To date, we have paid our attorney related to this S-1 registration statement $12,500 and expect to incur another $12,500 per our agreement.

We have incurred $107,053 for our marketing costs including and graphic arts, printed materials, brand and product development, and other marketing related expenses.

We incurred $202,979 in payroll expenses. These were payments to our officers, directors and other employees. We expect to higher expenses in the next 12 months.

The company paid interest expense of $75 for the period ended August 31, 2014.

We expect to incur the normal expenses related to being a public company such as accounting and legal costs. We may drain all available financial resources to pay for such costs depending on our operations and costs. We will also incur fees for audits and reviews so that we can file the proper 10-Q’s and 10-K’s. As we begin to generate revenues, realize expenses, and acquire assets, it is possible that the costs related with being a public company will increase.

Liquidity and Capital Resources

The Company had $147,877 in cash and a balance of $7,182 in prepaid expenses at August 31, 2014. As of February 28, 2015 the Company had a cash balance of $15,741 and $3,930 of prepaid expenses. We intend to use our cash to continue the development of our business plan, roll out of the sales of our franchises in My Power Solutions, travel expenses for our management to Africa to deploy our business plan, research and development, and relationship development with potential franchisees.

We believe the cash we currently have will be enough to deploy our current business plan and to open franchises in Kenya and over time in South Africa in 2015. We are substantially complete with our research and development activities as it relates to My Power Solutions and our franchise operations in Africa. We do not expect to incur any additional research and development expenses at this time with respect to the aforementioned My Power Solutions business concept. We believe we will begin generating revenues in 2015 of which there can be no guarantee. However, if we want to continue developing franchises and franchising concepts, we will need to reinvest all of our net income into research and development. Therefore, we do not believe we will have any profits in the near future, nor we will be distributing any dividends.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.

As of August 31, 2014 we have issued 4,625,000 shares of our common stock to various shareholders, in exchange for cash and services. Specifically, John K. Lowther, our CEO was issued 1,500,000 founders shares for both services relating to his responsibilities as CEO and par value of $.0001 per share. George C. Critz, III was issued 1,000,000 founders shares for both services relating to his responsibilities as CFO and par value of $.0001 per share via his wholly owned limited liability company, Enverdia, LLC. Jonathan Biggs was issued 1,500,000 founders shares for both services relating to his responsibilities as International Business Manager and par value of $.0001. Mr. Richard C. Elkins was issued 25,000 founders shares for both services relating to marketing, advertising and graphic design and par value of $.0001 per share.

From December 1, 2014 up until the date of issuance of this filing the Company has issued an additional 1,231,000 shares in exchange for cash and services. John K. Lowther, our CEO was issued an additional 500,000 in exchange for both services relating to his responsibilities as CEO and par value of $.0001 per share. George C. Critz, III was personally issued an additional 450,000 shares in exchange for both services relating to his responsibilities as CFO and par value of $.0001 per share. Richard C. Elkins was issued an additional 75,000 shares in exchange for both services relating to marketing, advertising and graphic design and par value of $.0001 per share. Morton Bustard was issued 100,000 shares in exchange for both services relating to consulting with churches, specifically focused on franchise sales development through church organizations to support missions’ efforts globally, and par value of $.0001 per share. Warwick Ernstzen was issued 50,000 shares in exchange for both services relating to VP of Operations and oversight of corporate operations and franchise sales development in the continent of Africa, and par value of $.0001 per share. Steve Kaloper, was issued 5,000 shares in exchange for both services relating to franchise sales and development throughout the United States, and par value of $.0001 per share. Nadya Dickson was issued 1,000 shares in exchange for both services relating to her influence as Managing Partner of the Barnabus Group with marketplace leaders throughout the United States, and par value of $.0001 per share. Sterling Interests LLC was issued 50,000 shares in exchange for both services relating to consulting and business relations in Uganda, and par value of $.0001 per share.

Because shares were sold to management and consultants at par value instead of fair market value, the audited financial statements for the year ended August 31, 2014 include an expense of $4,624,537 in stock compensation and is recorded under “General and Administrative expenses” on our Statement of Operations. Please also see our Management Compensation for the value of the services rendered by individual officers and directors.

Please see our “Stockholder Table” for more information on distributions of stock in exchange for services.

Between our year ending of August 31, 2014 and today, our majority of shareholders via written consent agreed to the following resolutions to issue shares in exchange for par value and services:

33

In exchange for services as CEO, John K. Lowther shall be issued 500,000 additional founders’ shares;

In exchange for services as CFO, George Critz, III, shall be issued 450,000 additional founders shares;

In exchanges for services in marketing and graphic design, Richard C. Elkins shall be issued an additional 75,000 founders’ shares;

In exchange for services in church consulting and franchise sales networking, Morton Bustard shall be issued 100,000 shares;

In exchange for services as VP of Operations in the Continent of Africa, Warwick Ernstzen shall be issued 50,000 shares;

In exchange for services in franchise sales and development, Steve Kaloper shall be issued 5,000 shares;

In exchange for services in networking services, Nadya Dickson shall be issued 1,000 shares; and

In exchange for services relating to consulting and business relations in Uganda, Sterling Interests LLC shall be issued 50,000 shares.

We also hired Warwick Ernstzen as our VP of Operations in the Continent of Africa and we have successfully organized our African Company under the laws of South Africa as a PTY. We are now working towards the development of our training academy in order to train all franchise employees. We intend to graduate between 1,200 and 1,500 managers and representatives per month.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Subsequent Events

After February 28, 2015 to March 30, 2015, we incurred an additional $77,406 in payroll expenses including all salaries, social security, medicare, and tax payments. We incurred an additional $5,000 in consulting fees related to deployment of our franchise plans as well as consulting on the African marketplace. This included consulting with several church leaders and business leaders for marketing of our franchise opportunity with interest in our business plan of micro-franchise and business opportunity in the African marketplace.

We have since completed our franchise disclosure document and have received approval in several states. On March 30, 2015, we sold our first franchise for $105,000. We also, through our consultants and officers, have developed manufacturing relationships in Nairobi, Kenya and South Africa to manufacture and set up to 150 franchise units per month at full capacity. Our expectations of growth are set forth under the heading entitled “Milestones.”

As of February 28, 2015, we had approximately $15,741 in cash as our largest asset. To continue, we will most likely need to conduct future offerings, generate revenues, or seek out additional financing. It is our expectation that after the close of this registration statement, we will look to conduct another offering while also starting to generate revenues. We sold our first franchise for $105,000 on March 30, 2015.

As of March 30, 2015, our liabilities have increased to $162,231 as we have recorded our sale of our franchise for $105,000 as a deferred revenue as we have not yet performed on our obligations under the franchise disclosure document.

FACILITIES

We currently maintain an office at 10617 Kettering Drive, Ste 219 Charlotte, NC 28226. The Company had a six month lease that expired on November 30, 2014 and we currently have a month to month lease in the amount of $873. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Lloyd Bustard, a shareholder who owns 8.6% of the outstanding common stock at February 28, 2015, provided consulting services of $61,023 during the period ended August 31, 2014.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

35

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors from inception (September 27, 2013) to February 28, 2015:

Summary Compensation Table

	September 27, 2013 to February 28, 2015			Long Term Compensation
Name and Principal Position	Salary(1)	Bonus	Other Annual Compensation	Stock(2)	Options	Total

Kevin Lowther	$180,000	-0-	-0-	$1,999,800	-0-	$2,179,800
CEO, Director

George C. Critz, III	$120,000	-0-	-0-	$1,449,855	-0-	$1,569,855
CFO

Jonathan Biggs	$71,605	$1,200	-0-	$1,499,850	-0-	$1,572,655
International Business Manager

Robert C. Jolley	$51,031	-0-	-0-	$0	-0-	$51,031
VP of Procurement MPS

________________

(1)	These salaries were paid to the named executive officers in cash.

(2)

Stock was issued for both services rendered and purchase price at par value of $.0001. Stock compensation expense was recorded of $3,999,600 and $949,905, for the above officers and directors during the period ending August 31, 2014 and during the period ending February 28, 2015, respectively.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Poverty Dignified, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Poverty Dignified did not grant any stock options to the executive officer during the most recent fiscal period ended February 28, 2015. Poverty Dignified has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

We have agreed to the following compensation to our officers and employees. We currently do not have any written employment agreements.

Jonathan Biggs will receive $72,000 per year for his services related to International Business Manager.

George C. Critz, III will receive $120,000 per year for his services related to CFO and director of the Company.

Robert Jolley will receive $99,400 per year for his services related to VP of Procurement of My Power Solutions.

Kevin Lowther will receive $180,000 for his services related to CEO and director of the Company.

Travis Neely will receive $102,000 for his services as VP of Engineering and Research and Development.

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Long Term Compensation

When the company was organized in September of 2013, John K. Lowther was granted 1,500,000 founders shares at par value of .0001 for services already rendered in the start up development and growth of the company. He was also granted 500,000 additional shares at par value in exchange for services as CEO. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $1,999,800. Mr. Lowther’s services to date have included development of our intellectual property, development of our business plan, negotiation of bringing our services to the African marketplace, development of relationships in the African marketplace.

When the company was organized in September of 2013, Jonathan Biggs was granted 1,500,000 founders shares at par value of .0001 for services already rendered in the start up development and growth of the company. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $1,499,850. Mr. Biggs will continue to serve in his capacity as International Business Manager, managing our franchisee setups, relationship development in the continent of Africa, and organization of business in the continent of Africa.

When the company was organized in September of 2013, George C. Critz, III, through his LLC, Enverdia, was granted 1,000,000 founders shares at par value of .0001 for services already rendered in the start up development and growth of the company. He was also granted 450,000 additional shares at par value in exchange for services as CFO. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $1,449,855. Mr. Critz’s services to date have included services as our financial officer, development and protection of our intellectual property, as well as development with churches within the United States.

When the company was organized in September of 2013, Larry J. Blevins was granted 100,000 founders shares at par value of .0001 for services already rendered in the start up development and growth of the company. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $99,990.

When the company was organized in September of 2013, Lloyd Bustard was granted 500,000 founders shares at par value of .0001 for services already rendered in the start up development and growth of the company. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $499,950.

When the company was organized in September of 2013, Richard C. Elkins was granted 25,000 founders shares at par value of .0001 for services already rendered in the start up development and growth of the company. He was also granted 75,000 additional shares at par value in exchange for services rendered in marketing, advertising and graphic design. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $99,990.

In exchange for services in church consulting and franchise sales networking, Morton Bustard was granted 100,000 shares at .0001 par value per share. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $99,990.

In exchange for services as VP of Operations in the Continent of Africa, Warwick Ernstzen was granted 50,000 shares at .0001 par value per share. The underlying value of stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $49,995.

In exchange for services in franchise sales and development, Steve Kaloper was granted 5,000 shares at .0001 par value per share. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $4,999.

In exchange networking services, Nadya Dickson was granted 1,000 shares at .0001 par value per share. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $1,000.

In exchange for consulting services, Sterling Interests, LLC, was granted 50,000 shares at .0001 par value per share. The underlying value of the stock was deemed to be valued at $1.00 per share based on the sale of the stock to third parties in a private placement offering during the first half of 2014. Stock compensation expense related to services rendered was $49,995.

Total stock compensation expense related to the initial common stock issued to the founders disclosed above is $4,624,537. Additional stock compensation expense recorded during the second quarter (period ending February 28, 2015) relating to shares disclosed above is $1,230,877.

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Future Compensation

We currently do not have any future compensation agreements contemplated.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of two members: Mr. Critz and Mr. Lowther. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Vstock Transfer at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

REPORTS TO SECURITY HOLDERS

Poverty Dignified, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St., NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

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Poverty Dignified, Inc.

Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Poverty Dignified, Inc.

Charlotte, North Carolina

We have audited the accompanying consolidated balance sheet of Poverty Dignified, Inc. and subsidiary (the Company) as of August 31, 2014, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from September 27, 2013 (inception) to August 31, 2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Poverty Dignified, Inc. and subsidiary as of August 31, 2014, and the results of its operations and its cash flows for the period from September 27, 2013 (inception) to August 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Elliott Davis Decosimo, PLLC

Charlotte, North Carolina

February 2, 2015

F-2

Poverty Dignified, Inc.

Balance Sheet

August 31, 2014
ASSETS
Current Assets
Cash	$147,877
Prepaid expenses and other current assets	7,182
Total Current Assets	155,059
Property and equipment, net	1,346
Total Assets	$156,405

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$7,672
Accrued expenses	1,819
Accrued payroll expenses	1,457
Total Current Liabilities	10,948
Stockholders' Equity
Preferred stock par value $.0001: 10,000,000 shares authorized; no shares issued and outstanding	-
Common stock par value $.0001: 100,000,000 shares authorized; 5,372,036 issued and outstanding	537
Additional paid in capital	5,371,499
Accumulated deficit	(5,226,579)
Total Stockholders' Equity	145,457
Total Liabilities and Stockholders' Equity	$156,405

The accompanying notes are an integral part of these financial statements.

F-3

Poverty Dignified, Inc.

Statement of Operations

For the Period from September 27, 2013 (Inception) to August 31, 2014
Revenue	$-

Operating Expenses
Research and development	174,593
Professional fees	67,210
General and administrative
Stock Compensation	4,624,537
Other	360,239
Total General and Administrative	4,984,776
Total Operating Expenses	5,226,579
Net Loss	$(5,226,579)

Net loss per common share
-Basic and Diluted	$(1.32)
Weighted average common shares outstanding
-Basic and Diluted	3,964,300

The accompanying notes are an integral part of these financial statements.

F-4

Poverty Dignified, Inc

Statement of Changes in Stockholders' Equity

For the Period from September 27, 2013 (Inception) to August 31, 2014

	Common Stock		Additional		Total
	Number of Shares	Amount	Paid In Capital	Accumulated Deficit	Stockholders' Equity

Balance at September 27, 2013 (Inception)	-	$-	$-	$-	$-

Issuance of common stock in Private Placement Memorandum	7 47,036	74	746,962	-	747,036
Stock Compensation	4,625,000	463	4,624,537	-	4,625,000
Net loss	-	-	-	(5,226,579)	(5,226,579)

Balance at August 31, 2014	5,372,036	$537	$5,371,499	$(5,226,579)	$145,457

The accompanying notes are an integral part of these financial statements.

F-5

Poverty Dignified, Inc.

Statement of Cash Flows

For the Period from September 27, 2013 (Inception) to August 31, 2014
Cash Flows From Operating Activities
Net loss	$(5,226,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock Compensation	4,624,537
Depreciation	262
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(7,182)
Accounts payable	7,672
Accrued expenses	1,819
Accrued payroll expenses	1,457
Net Cash Used In Operating Activities	(598,014)

Cash Flows From Investing Activities
Purchase of property and equipment	(1,608)
Net Cash Used In Investing Activities	(1,608)

Cash Flows From Financing Activities
Issuance of common stock	747,499
Net Cash Provided By Financing Activities	747,499

Net Increase In Cash	147,877
Cash at Beginning of Period	-
Cash at End of Period	$147,877

Supplementary Disclosure Of Cash Flow Information
Cash Paid During The Period For:
Interest	$75
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

Poverty Dignified, Inc. Notes to Financial Statements August 31, 2014

NOTE 1 – NATURE OF OPERATIONS

Poverty Dignified, Inc. was incorporated in the State of Nevada on September 27, 2013 (Inception), and is headquartered in Charlotte, North Carolina. The Company established itself as a business incubation company developing micro-franchise business concepts designed to effect the individual, community and local economy in rural and peri-urban areas across the globe. My Power Solutions, Inc., a wholly-owned subsidiary of Poverty Dignified, Inc., was incorporated in the State of Nevada on March 13, 2014 as a franchise business concept providing cell phone charging, LED lighting systems and MP3 players for education and entertainment. These entities are collectively referred herein to as Poverty Dignified, or the Company.

The Company is considered to be in the development stage and is currently exploring market opportunities in Kenya and South Africa. To date, the Company has expensed $602,042 mostly due to start up costs and an additional $4,624,537 in stock compensation costs. The Company does not expect to incur many of these costs on a regular basis as they were for research and development and stock to our founders and consultants. Stock to our founders and consultants was tendered at par value and for various services. We have valued the stock based at a $1 per share based on our Private Placement price of $1 per share that commenced fundraising in January 2014 and closed in November 2014. Thus, the Company believes that it will see a significant reduction in its monthly burn rate as the Company moves into an operational stage and out of a development stage. The Company currently has cash of $250,997 and has continued to maintain a positive working capital balance since its inception. This is an increase in cash from $147,877 at our audit end date of August 31, 2014. The Company believes that it will have sufficient capital to operate over the next 12 months, however additional funding will be necessary to complete its franchise deployment and sales.

The Company also has a history of raising capital and has the ability to continue to raise capital through the issuance of stock if needed. In its private placement memorandum dated January 2014 and closed November 2014, the Company raised $1,182,180 for its operations, research and development, and marketing of its franchise opportunities. $747,036 of the $1,182,180 was raised during the period ending August 31, 2014. The Company also has the ability to sell Master Franchise Agreements for various territories throughout Africa, generating sufficient cash to fund working capital needs. Poverty Dignified, Inc. is an “Incubation” company. The Company is constantly incubating other business concepts and technologies that will be wholly owned subsidiaries of Poverty Dignified, and thus contributing to the revenues and profitability of Poverty Dignified as a whole. The Company is currently incubating two additional franchise concepts that the Company plans to deploy in March/April and one major technology in the energy generation sector the Company intends to deploy as early as February 1, 2015. Research and Development expenses for these concepts were already incurred and is believed to be minimal going forward. These concepts will contribute to the overall profitability of Poverty Dignified, Inc. and allow the necessary funds to be in place to offset any additional costs from the operations of My Power Solutions, Inc.

Risks and Uncertainties

Our initial market will be Africa. Poverty Dignified’s activities are subject to significant risks and uncertainties, including failing to secure funding to operationalize the franchise business concept.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements include the accounts of Poverty Dignified, Inc. and My Power Solutions, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates.

F-7

Development Stage Entities

The Company is a development stage company as defined under the then current Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASU”) 915, “Development Stage Entities”. Additional disclosures required as a development stage company are that our financial statements be identified as those of a development stage company, and that the statements of operations, changes in stockholders’ equity and cash flows disclosed activity since the date of our Inception (September 27, 2013). Effective June 10, 2014, the FASB changed its regulations with respect to development stage entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2016, with the option for entities to early adopt these new provisions. We have elected to early adopt these provisions and consequently these additional disclosures are not included in our financial statements.

Additional disclosures are required by ASU 2014-10 (Development Stage Entities) in the “Risks and Uncertainties” to illustrate that an entity that has not begun planned principal operations and provide other information about the risks and uncertainties related to the Company’s current activities, which have to be applied prospectively which the Company has provided.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of payments primarily related to a professional fee retainer and short-term deposits.

Property and Equipment, Net

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally between three and five years. As of August 31, 2014, property and equipment solely consists of computers. Accumulated depreciation and depreciation expense as of and for the period ended August 31, 2014 was $262.

Accrued Expenses

Accrued expenses are recorded when incurred. At August 31, 2014, accrued expenses primarily consisted of equipment and supplies of $832, travel of $489 and product development of $410.

Advertising

Advertising expenditures are charged to expense as incurred. Total advertising expense for the period ended August 31, 2014 was $35,424 and is included in general and administrative expenses.

Research and Development

Research and development expenditures are charged to expense as incurred.

F-8

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized tax benefits would be classified as additional income taxes in the consolidated statements of income.

Tax years 2013 and forward remain open to examination under United States statute of limitations. Management is not aware of any material uncertain tax positions and no liability has been recognized at August 31, 2014.

Earnings Per Share

Basic Earnings per share are computed based on the weighted-average number of common shares outstanding during each year, while diluted earnings per share are based on the weighted-average number of common shares and common share equivalents outstanding.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, Accounting Standards Updates (ASU) issued by the Financial Accounting Standards Board (FASB) and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of operations other than in respect of the early adoption of the new regulations relating to Development State Entities as discussed above.

NOTE 3 – STOCKHOLDERS’ EQUITY

In September 2013, the Company authorized the issue of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock at a par value of $.0001. At August 31, 2014 there are a total of 5,372,036 shares of common stock issued and outstanding. Of the 5,372,036 common shares issued and outstanding 4,625,000 shares were stock grant issuances and 747,036 shares were issued through the Private Placement Memorandum. The Company valued the stock at $1 per share based on its Private Placement price of $1 per share, which closed in November 2014. All shares issued were fully vested and therefore, the Company recorded stock compensation expense at August 31, 2015 of approximately $4,625,000.

No preferred stock has been issued. Currently the Company has no Stock Option Plan in place.

F-9

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company has a six month lease for its headquarters in Charlotte, North Carolina. The lease expires on November 30, 2014. As of August 31, 2014, total future minimum lease payments were $2,679 which are scheduled to be paid during the fiscal year ended August 31, 2015. The Company will maintain a month to month lease upon expiration of the current lease.

NOTE 5 – INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through August 31, 2014.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of August 31, is as follows:

2014
Total Deferred Tax Asset	$(210,715)
Valuation Allowance	210,715
Net Deferred Tax Asset	$-

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the year ended August 31, 2014 is as follows:

2014
Income tax computed at the federal statutory rate	35.0%
State income tax, net of federal tax benefit	0.0%
Total	35.0%
Valuation allowance	-35.0%
Total deferred tax asset	0.0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by $210,715 during the year ended August 31, 2014.

As of August 31, 2014, the Company had a federal and state net operating loss carry forward in the amount of approximately $602,042.

F-10

NOTE 6 – RELATED PARTY TRANSACTIONS

Lloyd Bustard, a shareholder who owns 9.3% of the outstanding common stock at August 31, 2014, provided consulting services of $61,023 during the period ended August 31, 2014.

NOTE 7 – SUBSEQUENT EVENTS

After August 31, 2014, the Company raised $435,144 from selling shares to shareholders under our Private Placement Memorandum.

In January 2015, the Company issued an additional 206,000 shares to individuals and companies in exchange for both services in a consulting role to the Company, and par value of .0001 per share valued at $206,000. These services were rendered beginning in January 2015 with a commitment to continue to provide services throughout the remaining year.

In January 2015, the Company issued 1,025,000 shares to certain founders and officers in exchange for both services and a commitment to provide services in 2015 to the Company, and par value of .0001 per share. These shares were valued at $1,025,000.

We closed our Private Placement on November 30, 2014.

F-11

Poverty Dignified, Inc.
Balance Sheets
Unaudited

	February 28, 2015	August 31, 2014
Current Assets
Cash	$15,741	$147,877
Prepaid expenses and other current assets	3,930	7,182
Total Current Assets	19,671	155,059
Property and equipment, net	1,081	1,346
Total Assets	$20,752	$156,405

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$30,805	$7,672
Accrued expenses	10,036	1,819
Accrued payroll expenses	-	1,457
Total Current Liabilities	40,841	10,948
Stockholders' Equity
Preferred stock par value $.0001:10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock par value $.0001: 100,000,000 shares authorized; 7,038,180 and 5,372,036 shares issued and outstanding as of February 28, 2015 and August 31, 2014, respectively	704	537
Additional paid in capital	7,037,476	5,371,499
Accumulated Deficit	(7,058,269)	(5,226,579)
Total Stockholders' Equity (deficit)	(20,089)	145,457
Total Liabilities and Stockholders' Equity	$20,752	$156,405

The accompanying notes are an integral part of these financial statements.

F-12

Poverty Dignified, Inc.

Statement of Operations

Unaudited

	Three Months Ended	Six Months Ended
	February 28, 2014	February 28, 2014
Revenue	$-	$-

Operating Expenses
Research and development	28,223	86,798
Professional fees	54,101	146,836
General and administrative
Stock Compensation	1,230,877	1,230,877
Other	175,825	367,179
Total General and Administrative	1,406,702	1,598,056
Total Operating Expenses	1,489,026	1,831,690

Net Loss	$(1,489,026)	$(1,831,690)

Net loss per common share -Basic and Diluted	$(0.24)	$(0.31)
Weighted average common shares outstanding -Basic and Diluted	6,217,513	5,900,649

The accompanying notes are an integral part of these financial statements.

F-13

Poverty Dignified, Inc.
Statement of Changes in Stockholders' Equity Unaudited

	Common Stock				Total
	Number of Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Stockholders' Equity

Balance at August 31, 2014	5,372,036	$537	$5,371,499	$(5,226,579)	$145,457

Issuance of common stock in Private Placement Memorandum	435,144	44	435,100	-	435,144
Stock Compensation	1,231,000	123	1,230,877	-	1,231,000
Net loss	-	-	-	(1,831,690)	(1,831,690)

Balance at February 28, 2015	7,038,180	$704	$7,037,476	$(7,058,269)	$(20,089)

The accompanying notes are an integral part of these financial statements.

F-14

Poverty Dignified, Inc.
Statement of Cash Flows
Unaudited

Six Months Ended
February 28, 2015
Cash Flows From Operating Activities
Net loss	$(1,831,690)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock Compensation	1,230,877
Depreciation	265
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	3,252
Accounts payable	23,133
Accrued expenses	8,217
Accrued payroll expenses	(1,457)
Net Cash Used In Operating Activities	(567,403)

Cash Flows From Financing Activities
Issuance of common stock	435,267
Net Cash Provided By Financing Activities	435,144

Net Decrease In Cash	(132,136)
Cash at Beginning of Period	147,877
Cash at End of Period	$15,741

Supplementary Disclosure Of Cash Flow Information
Cash Paid During The Period For:
Interest	$192
Income taxes	$245

The accompanying notes are an integral part of these financial statements.

F-15

Poverty Dignified, Inc. Notes to Financial Statements February 28, 2015 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Poverty Dignified, Inc. was incorporated in the State of Nevada on September 27, 2013 (Inception), and is headquartered in Charlotte, North Carolina. The Company established itself as a business incubation company developing micro-franchise business concepts designed to effect the individual, community and local economy in rural and peri-urban areas across the globe. My Power Solutions, Inc., a wholly-owned subsidiary of Poverty Dignified, Inc., was incorporated in the State of Nevada on March 13, 2014 as a franchise business concept providing cell phone charging, LED lighting systems and MP3 players for education and entertainment. These entities are collectively referred herein to as Poverty Dignified, or the Company.

The Company is considered to be in the development stage and is currently exploring market opportunities in Kenya and South Africa.

GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of February 28, 2015, 2014, the Company had cash of $15,741; working capital deficit of $21,117 and a stockholders’ deficiency of $20,089. The Company has not generated any revenues from ongoing operations as of the end of the second quarter ended February 28, 2015, has incurred net losses since inception and continues to expend cash in order to accomplish its business objectives. Based on the Company’s current progress in its business plan, it has not successfully implemented its plan to mitigate the going concern issue. Specifically, the Company has sold one unit that is not operational and has not been effective in reducing operational expenses. As a result, as of February 28, 2015, these issues raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Subsequent to the second quarter end, the Company sold its first franchise for $105,000. The Company needs to sell additional franchises or raise additional capital, reduce expenses and curtail cash outflows in order to be able to accomplish its business objectives. The Company intends to sell additional franchises in the third quarter which will raise adequate cash to accomplish its business plan. In the interim, the Company will accrue for Officer salaries and will defer payments until the franchise sales are finalized in the third quarter. Management believes that it will be successful in closing the pending franchise sales; however, no assurance can be provided that the Company will be able to do so.

The Company also has a history of raising capital and has the ability to continue to raise capital through the issuance of stock if needed. In its private placement memorandum dated January 2014 and closed November 2014, the Company raised $1,200,000 for its operations, research and development, and marketing of its franchise opportunities. The Company also has the ability to sell Master Franchise Agreements for various territories throughout Africa, generating sufficient cash to fund working capital needs. Poverty Dignified, Inc. is an “Incubation” company. The Company is constantly incubating other business concepts and technologies that will be wholly owned subsidiaries of Poverty Dignified, and thus contributing to the revenues and profitability of Poverty Dignified as a whole. These concepts will contribute to the overall profitability of Poverty Dignified, Inc. and allow the necessary funds to be in place to offset any additional costs from the operations of My Power Solutions, Inc.

Risks and Uncertainties

Our initial market will be Africa. Poverty Dignified’s activities are subject to significant risks and uncertainties, including failing to secure funding to operationalize the franchise business concept.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements include the accounts of Poverty Dignified, Inc. and My Power Solutions, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates.

F-16

Development Stage Entities

The Company is a development stage company as defined under the then current Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASU”) 915, “Development Stage Entities”. Additional disclosures required as a development stage company are that our financial statements be identified as those of a development stage company, and that the statements of operations, changes in stockholders’ equity and cash flows disclosed activity since the date of our Inception (September 27, 2013). Effective June 10, 2014, the FASB changed its regulations with respect to development stage entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2016, with the option for entities to early adopt these new provisions. We have elected to early adopt these provisions and consequently these additional disclosures are not included in our financial statements.

Additional disclosures are required by ASU 2014-10 (Development Stage Entities) in the “Risks and Uncertainties” to illustrate that an entity that has not begun planned principal operations and provide other information about the risks and uncertainties related to the Company’s current activities, which have to be applied prospectively which the Company has provided.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of payments primarily related to a professional fee retainer and short-term deposits.

Property and Equipment, Net

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally between three and five years. As of February 28, 2015, property and equipment solely consists of computers. Accumulated depreciation as of February 28, 2015 was $527 and depreciation expense for the six month period ended February 28, 2015 was $265.

Accrued Expenses

Accrued expenses are recorded when incurred. At February 28, 2015, accrued expenses primarily consisted of legal expenses of $10,000.

Advertising

Advertising expenditures are charged to expense as incurred. Total advertising expense for the six month period ended February 28, 2015 was $10,527 and is included in general and administrative expenses.

Research and Development

Research and development expenditures are charged to expense as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-17

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized tax benefits would be classified as additional income taxes in the consolidated statements of income.

Tax years 2013 and forward remain open to examination under United States statute of limitations. Management is not aware of any material uncertain tax positions and no liability has been recognized at February 28, 2015.

Earnings Per Share

Basic Earnings per share are computed based on the weighted-average number of common shares outstanding during each year, while diluted earnings per share are based on the weighted-average number of common shares and common share equivalents outstanding.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, Accounting Standards Updates (ASU) issued by the Financial Accounting Standards Board (FASB) and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of operations other than in respect of the early adoption of the new regulations relating to Development Stage Entities as discussed above.

NOTE 3 – STOCKHOLDERS’ EQUITY

In September 2013, the Company authorized the issue of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock at a par value of $.0001. At February 28, 2015 there are a total of 7,038,180 shares of common stock issued and outstanding. Of the 7,038,180 of common stock issued and outstanding, 5,856,000 were stock grant issuances and 1,182,180 were issued through the Private Placement Memorandum. The Company valued these shares at $1 per share based on its Private Placement price of $1 per share which closed in November 2014. These shares are fully vested upon issuance and therefore, the Company recorded stock compensation expense at August 31, 2014 and February 28, 2015 in the amount of approximately $4,625,000 and $1,231,000 respectively.

No preferred stock has been issued. Currently the Company has no Stock Option Plan in place.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

None.

F-18

NOTE 5 – INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through February 28, 2015.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of February 28, is as follows:

2015
Total Deferred Tax Asset	$(420,999)
Valuation Allowance	420,999
Net Deferred Tax Asset	$-

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the six month period ended February 28, 2015 is as follows:

2015
Income tax computed at the federal statutory rate	35.0%
State income tax, net of federal tax benefit	0.0%
Total	35.0%
Valuation allowance	-35.0%
Total deferred tax asset	0.0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by $90,352 during the quarter ended February 28, 2015.

As of February 28, 2015, the Company had a federal and state net operating loss carry forward in the amount of approximately $1,202,854.

F-19

NOTE 6 – RELATED PARTY TRANSACTIONS

In January 2015, the Company issued an additional 206,000 shares to individuals and companies in exchange for both services in a consulting role to the Company, and par value of .0001 per share valued at $206,000. These services were rendered beginning in January 2015 with a commitment to continue to provide services throughout the remaining year.

In January 2015, the Company issued 1,025,000 shares to certain founders and officers in exchange for both services and a commitment to provide services in 2015 to the Company, and par value of .0001 per share. These shares were valued at $1,025,000.

NOTE 7 – SUBSEQUENT EVENTS

We have completed our franchise disclosure document, and sold our first franchise on March 30, 2015 and we are now operational.

F-20

Prospectus

_______________________

Poverty Dignified, Inc.

10617 Kettering Drive, Ste 219

Charlotte, NC 28226

719-761-1869

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

39

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount

SEC registration fee	$1,023
Blue Sky fees and expenses	0
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Auditing Fees	15,000
Edgar Filing Fees	2,500
Total	$48,523

Item 14. Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct.

40

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In January 2014, 4,625,000 shares of our common stock were issued to various founders for consideration for services and a purchase price of $.0001 per share. These services included operational responsibilities of CEO; operational responsibilities of CFO; marketing, advertising and graphic design; consulting services for franchise sales development through church organizations to support missions efforts globally; management and oversight of franchise development in the Continent of Africa and franchise sales and development in the United States. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and did receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December 2014 and January 2015, 1,231,000 shares of our common stock were issued to various persons for consideration for services rendered and a purchase price for those shares of $.0001 per share. These services included operational responsibilities of CEO; operational responsibilities of CFO; marketing, advertising and graphic design; consulting services for franchise sales development through church organizations to support missions efforts globally; management and oversight of franchise development in the Continent of Africa and franchise sales and development in the United States. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and did receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Throughout 2014, 1,182,180 shares of our common stock were issued to various persons for consideration totaling $1,182,180 in reliance on the exemption under Rule 505 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and did receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

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All investors received a Private Placement Memorandum dated January 22, 2014. All investors had a previous existing relationship with the issuer, were apprised of all the risks, and provided a completed subscription agreement.

Poverty Dignified Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After to Offering
James R Allee, II	24,286	0
Jonathan Biggs	1,500,000	0
Michael Biggs	10,000	0
Larry Blevins	100,000	0
Michael F and Iris L Blume	2,000	0
Michael Broussard	10,000	0
Lloyd P Bustard	500,000	0
Morton Bustard	100,000	0
Bobby Jerron Carney	10,000	0
Rebecca S Chestnut	12,500	0
Larry Clark	10,000	0
Tim Conkle	25,000	0
Bryan and Kimberly Cregger	24,286	0
George C Critz, III	450,000	0
Steve Kaloper	5,000	0
Nadya Dickson	1,000	0
Michelle T and Chase Dyess	12,500	0
Richard C Elkins	100,000	0
Enverdia LLC	1,000,000	0
Warwick Ernstzen	50,000	0
Jonathan and Cheryl Forester	100,000	0
Thomas Friend	25,000	0
Anthony L Fuller	5,000	0
Kevin Gill	15,000	0
John Gross	50,000	0
HDJT Investments LLC	97,144	0
Elmo B Herman	24,000	0
Randy Hollis	25,000	0
Sterling Interests LLC	50,000	0
Brian and Lanette Kinsey	10,000	0
Clifton Lejeune	15,000	0
Aaron K Lopez	25,000	0
Heath Lovell	24,286	0
John Kevin Lowther	2,000,000	0
Eddie Mason	5,900	0
Bruce D and Donna L Maxwell	20,000	0
Gary E and Sharon W Maxwell	30,000	0
Adam Middleton	24,643	0
Anthony Montantes	12,500	0
Paul Morton	25,000	0
James R and Hollie L Nesmith	25,000	0
Wayne Neyland	12,500	0
Jeffery D and Cindy G Ramsey	10,000	0
Alex Rankin	25,000	0
Daniel Rigdon	24,286	0
Holley Rigdon	24,286	0
John and Sharon Saponari	24,286	0
John F Shivers III	12,500	0
Randall Sholund	15,000	0
Michael Slater	77,777	0
Ralph L Sr and Joyce Ellen Smith	50,000	0
Ralph L Smith Jr	50,000	0
Jeffrey Stirnemann	50,000	0
The James E and Joan H Carney Revocable Trust	25,000	0
Angela Tolman	10,000	0
Orvis Tully and Chase Dyess	12,500	0
Orvis and Lynna Tully	50,000	0
Terry Westbrook	10,000	0

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

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Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

3.1	Certificate of Incorporation

3.2	By-Laws

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality

23.1	Consent of Independent Registered Public Accounting Firm

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

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Item 17. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Charlotte, NC, on  June 8, 2015.

Poverty Dignified, Inc.

By:	/s/ John K. Lowther
John K. Lowther,
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ John K. Lowther	President and Director	June 8, 2015.
John K. Lowther	(Principal Executive Officer)

/s/ George C. Critz	Vice President and Director	June 8, 2015.
George C. Critz	(Principal Financial and Chief Accounting Officer)

/s/ Jonathan Biggs	Manager	June 8, 2015
Jonathan Biggs

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

POVERTY DIGNIFIED, INC.

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INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

1.1	Subscription Agreement	Previously filed
3.1	Certificate of Incorporation	Previously filed
3.2	By-Laws	Previously filed
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously filed
23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

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